Exhibit 10.5

                                                         Participation Agreement

                       The CIT Group/Business Credit, Inc.
                               900 Ashwood Parkway
                                    Suite 610
                                Atlanta, GA 30338

                               December 27, 2003

Mr. William G. Miller
5025 Harrington Road
Alpharetta, Georgia 30022


         Re: AMENDED AND RESTATED PARTICIPATION AGREEMENT

Dear Mr. Miller:

         The undersigned refers to (a) that certain Credit Agreement, dated as of July 23, 2001, by and among Miller Industries, Inc. ("PARENT") and certain of its subsidiaries, the undersigned lender (the "LENDER"), and the Agent (as amended through the date hereof, including the Ninth Amendment described below, the "CREDIT AGREEMENT"), providing for a credit facility consisting of Revolving Loans, Letters of Credit and Term Loans in the original aggregate principal amount of up to $110,000,000 (as such terms are defined in the Credit Agreement, collectively, the "EXISTING CREDIT FACILITIES"); and (b) that certain Ninth Amendment to Credit Agreement, dated as of the date hereof, among the Borrowers, Lender and Agent (the "NINTH AMENDMENT") further amending the Credit Agreement to, among other matters, provide for the creation of New Term Loan B in the aggregate principal amount of $10,000,000; and (c) that certain Participation Agreement dated as of October 31, 2003 between, INTER ALIA, you and the undersigned, in respect of New Term Loan A (referred to therein as the "New Term Loan") (the "ORIGINAL PARTICIPATION AGREEMENT"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. As used herein, the term "PARTICIPATION OBLIGATIONS" shall mean the New Term Loans, in an aggregate principal amount of $12,000,000, and all obligations and liabilities now or hereafter owed by any one or more of the Borrowers to Lender under or related to the New Term Loans, in each case whether direct or indirect and whether fixed or contingent, (including, without limitation, attorneys' fees and legal expenses incurred by Lender in connection with the New Term Loans), and all charges, commissions, interest, costs, expenses and attorneys' fees chargeable by Lender to Borrowers in each case under or related to the New Term Loans; the term "LENDER'S SHARE OF THE OBLIGATIONS" shall mean, at any time, the entirety of the Obligations then outstanding (including, without limitation, any Additional Loans (as hereinafter defined), any Post-Petition Advances (as hereinafter defined), any portion of the Obligations subject to a Senior Participation and any and all fees and interest payable pursuant to the terms of the Credit Agreement, including without limitation those payable after the filing of a bankruptcy case by any of the Borrowers and irrespective of whether the same are allowed or permitted to be paid in or during a bankruptcy case of any of the Borrowers), less only the principal amount of the Participation and accrued and unpaid interest on the principal amount of the Participation calculated in accordance with and computed at the rate specified in the Credit Agreement; the term "PARTICIPATION" shall mean the junior participation interest in the Participation Obligations sold pursuant to SECTION 1 of this agreement


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(this "AMENDED AND RESTATED PARTICIPATION AGREEMENT"); the term "PARTICIPANT"
shall mean William G. Miller, an individual, acting in his individual capacity and not as an officer, director, agent or representative of any of the Borrowers or any other Person, together with his heirs and his permitted assigns, if any, as the registered owner of a Certificate of Participation evidencing a junior participation interest in the Participation Obligations, which aggregate principal amount shall be equal to the principal amount set forth in such Certificate of Participation; the term "PARTICIPANT'S ACCOUNT" is defined in
SECTION 3 below; the term "POST-PETITION ADVANCES" is defined in SECTION 10 below; the terms "SENIOR PARTICIPANT" and "SENIOR PARTICIPATIONS" are defined in
SECTION 16 below; and the term "PERMITTED PAYMENTS" shall mean the payment made by Participant to Lender, on the Participation Closing Date in accordance with
SECTION 1.

         This Amended and Restated Participation Agreement will confirm the arrangement between the Lender and Participant whereby Lender sells to Participant, without recourse and without representations or warranties of any kind (except as expressly set forth hereinafter), and Participant purchases from Lender, a junior participation interest in the Participation Obligations in the principal amount equal to the principal amount of the New Term Loans, upon and subject to the terms and conditions set forth in this Amended and Restated Participation Agreement. Participant shall only have such obligations as are expressly set forth in this Amended and Restated Participation Agreement or in the Participation Certificates (hereinafter defined).

         1. Participant has (a) executed and delivered to the Collateral Agent, for the benefit of the Lender, a counterpart of this Amended and Restated Participation Agreement, dated as of December 27, 2003, (b) paid to the Collateral Agent, for the benefit of the Lender, in U.S. Dollars by federal funds bank wire transfer of same day funds, on or about October 31, 2003, an amount equal to Participant's original junior participation interest in the Participation Obligations, $2,000,000, in consideration of which the Collateral Agent, on behalf of the Lender, issued to Participant a Certificate of Participation in that principal amount in substantially the form of EXHIBIT A to the Original Participation Agreement (the "FIRST CERTIFICATE OF PARTICIPATION"), and (c) paid to the Collateral Agent, for the benefit of the Lender, in U.S. Dollars by federal funds bank wire transfer of same day funds, contemporaneously with the execution and delivery hereof, an amount equal to Participant's additional junior participation interest in the Participation Obligations, $10,000,000, in consideration of which the Collateral Agent, on behalf of the Lender, is issuing to Participant a Certificate of Participation in that principal amount in substantially the form of EXHIBIT A hereto (the "SECOND CERTIFICATE OF PARTICIPATION"). The First Certificate of Participation shall remain in full force and effect, except that all references therein to the Participation Agreement shall be deemed references to this Amended and Restated Participation Agreement.

         2. At all times and from time to time until Lender shall have received payment in full of Lender's Share of the Obligations and all Commitments shall have been terminated, Lender shall be entitled to receive and apply against the Obligations (other than the New Term Loans) for Lender's benefit (and the benefit of the Senior Participants), all in such order, such amounts and such manner as provided in the Credit Agreement (PROVIDED, HOWEVER, that such reference does not constitute, and shall not be construed to create, any obligation to or rights of Participant in respect of such provisions of the Credit Agreement), all amounts as the same become due in connection with or arising out of the Existing Credit Facilities, the Loan Documents, the Collateral and/or the Obligations, whether as principal, interest, fees or


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otherwise, and including, without limiting the generality hereof, proceeds of or recoveries under insurance policies, amounts payable by third parties as guarantors or otherwise, amounts payable by reason of total or partial condemnation or taking by governmental authority, amounts realized as the result of enforcement of Collateral, amounts received as proceeds of one or more sales, and income from the operation or sale of Collateral or any part thereof;
PROVIDED HOWEVER that notwithstanding anything contained herein to the contrary, principal and interest payments on the New Term Loans shall be governed solely by Section 3 hereof and in no event shall any Permitted Payments be included in, subject to, or covered by, this paragraph. Participant shall not have any right to acquire any interest in, and, except for the Passthrough Fees (hereinafter defined), shall not be entitled to receive, any portion of any fees or administration or service charges provided for in the Credit Agreement or payable by any Borrower pursuant to any Loan Document to Lender. Participant shall not be entitled to receive any payment or distribution of principal on account of or with respect to all or any part of the Participation unless and until such time as Lender shall have received payment in full of Lender's Share of the Obligations and all Commitments shall have been terminated. For purposes of this Section 2, "Passthrough Fees" shall mean the respective amounts equal to 37 & 1/2% of the following described fees: (a) the Amendment Fee payable under the Ninth Amendment, and (b) any Early Termination Fee payable by the Borrowers; PROVIDED, HOWEVER, that Passthrough Fees shall not include any portion of the amount(s) payable to the Lender in connection with the exercise of Participant's purchase option set forth in Section 20 hereunder.

         3. The New Term Loans shall not permit the Borrowers to make any payment, prepayment or repayment of the principal thereof, and Lender hereby agrees not to accept any, or to apply any Collections (as hereinafter defined) to, payment, prepayment or repayment of principal on the New Term Loans, unless and until the Lender's Share of the Obligations is paid in full and all Commitments shall have been terminated. The Collateral Agent, on behalf of the Lender, will maintain on such Agent's books an account in the name of the Participant (the "PARTICIPANT'S ACCOUNT") into which (a) all amounts received by such Agent from or on behalf of the Borrowers in payment of principal ("PARTICIPATION PRINCIPAL") and/or interest accrued on the Participation (the "PARTICIPATION INTEREST") will be credited and (b) all amounts paid out by such Agent in cash to the Participant with respect to the Participation Principal or Participation Interest will be debited. Each Lender hereby agrees that the Collateral Agent may, and the Collateral Agent will, pay to Participant in cash as soon as practicable but in any event within two (2)


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Business Days of receipt by such Agent, all Participation Interest and
Participation Principal actually received by such Agent and required to be paid to Participant in accordance with applicable provisions of the Credit Agreement, PROVIDED, HOWEVER, that (i) amounts due and payable with respect to Lender's Share of Obligations which constitute unpaid principal, interest, fees and expenses shall be paid first to Lender in order of priority, with any remaining amounts, subject to the limitations set forth in the following sub clause, next paid to Participant on account of Participation Interest, and (ii) to the extent Lender's Share of the Obligations have not yet been paid in full, such Participation Interest shall not be paid in cash to Participant or credited to the Participant's Account, shall not constitute a payment of interest by the Borrowers on or with respect to the Participation and shall be retained by Lender or by the Collateral Agent on behalf of the Lender and applied in accordance with the provisions of Section 5 if, at the time of such payment or credit, any Default or Event of Default (other than Existing Defaults during the term of, and as defined in, the Forbearance Agreement) has occurred and has not been waived or cured, or would result from such payment or credit. Promptly but in any event within two (2) Business Days of Participant's request therefor, Collateral Agent, on behalf of the Lender, will furnish to Participant a statement of the unpaid principal balance on the New Term Loans and of all accrued and unpaid interest thereon.

         4. Each of the Participation Interest, the Participation Principal and the interest of the Participant in and to any and all amounts received by Lender from any source (in each case, other than any Permitted Payments), with respect to the Obligations (collectively, "COLLECTIONS"), is, in each case, in all respects junior and subordinate to (i) Lender's Share of the Obligations and
(ii) Lender's rights to receive and retain all Collections for the Lender's respective account and benefit (and the account and benefit of the Senior Participants) for application to Lender's Share of the Obligations until Lender has received payment in full of Lender's Share of the Obligations, including, without limitation, all principal, and interest, and all fees, costs, expenses and other items included within Lender's Share of the Obligations and due to Lender and all Commitments shall have been terminated, and, accordingly, each Lender, for itself and any Senior Participants, shall first be repaid in full in respect of all of its portion of Lender's Share of the Obligations and all Commitments shall have been terminated, prior to any payment or repayment of all or any part of the Participation; PROVIDED, HOWEVER, Participant shall be entitled to receive the Participation Principal and Participation Interest in accordance with Section 3 hereof and PROVIDED FURTHER that, in no event, shall any Permitted Payment or any amount received by Lender from the Participant pursuant to this Amended and Restated Participation Agreement be deemed to be a Collection with respect to the Obligations.

         5. Other than as required by Section 3 above, all Collections received by Lender (i) shall be applied to the Obligations in such amounts, manner and/or order as provided in the Credit Agreement (PROVIDED, HOWEVER, that such reference does not constitute, and shall not be construed to create, any obligation to or rights of Participant in respect of such provisions of the Credit Agreement), and (ii) shall be first retained and applied by Lender until the payment in full of Lender's Share of the Obligations and all Commitments shall have been terminated, and only then and thereafter shall the Participant have any rights to have any surplus remaining remitted to the Participant, and then only to the extent legally permissible. If Participant obtains any payment (other than (i) payments of Participation Interest or Participation Principal received from the Collateral Agent in accordance with the terms of SECTION 3 hereof, (ii) payments in respect of salary, benefits, reimbursement of expenses or in partial satisfaction of the principal amount of, or any interest on or fees in respect of, the 150K Debt, which do not, in the aggregate for any month, exceed the sum of $30,000 or (iii) provided there is then no Default or Event of Default that has occurred and has not been cured or waived, payments in respect of the Financing Fee (hereinafter defined) which do not, in the aggregate for any month, exceed the sum of $18,000) from any Borrower or attributable to any Collateral prior to payment in full of all Obligations and the termination of all Commitments with respect thereto, the Participant shall receive and hold such payment in trust for Lender's benefit and shall promptly pay over such payment to Lender to be applied in the manner set forth in this SECTION 5. "FINANCING FEE" shall mean and refer to that certain annual fee in the amount of $216,000 that Borrowers have agreed to pay to Participant in connection with Participant's entering into and performing this Participation Agreement.

         6. Participant, by execution in confirmation of this letter, acknowledges and agrees that (a) Participant has received from Borrowers and reviewed copies of all of the Loan



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Documents and has independently and without reliance on any Agent or Lender made
Participant's own analysis of the Loan Documents, including copies of all legal opinions delivered to Agent and Lender in connection with the Loan Documents,
(b) Participant has, independently and without reliance on any Agent or Lender, and based on such documents and information as Participant has deemed appropriate, made Participant's own credit analysis of the Borrowers and Participant's own decision to enter into this Amended and Restated Participation Agreement and to purchase such Participation as herein provided, and (c) Participant is thoroughly familiar with and has complete and current financial statements and other relevant information concerning the financial condition and creditworthiness of each of the Borrowers. Except as otherwise expressly provided herein, Lender and Agent shall have no duties, responsibilities or obligations whatsoever to Participant. Agent and Lender make no representation or warranty, express or implied (whether by executing and delivering this Amended and Restated Participation Agreement or any Certificate of Participation or by selling or issuing all or any portion of the Participation, or otherwise), to Participant, except that (i) Lender owns all rights, titles and interests in and to Term Loan A and Term Loan B, and such interests have not been encumbered, participated or assigned by any of such Lender to any Person other than Participant, (ii) Lender is the sole lender under the Credit Agreement and Lender has not assigned or granted any participations to any Person other than Participant in respect of any of its rights or obligations under the Credit Agreement or in respect of any of the Lender's Share of Obligations, and Agent and Lender shall have no responsibility, as to the value, validity, effectiveness, genuineness, regularity, enforceability, collectibility or sufficiency of the Credit Agreement or any other Loan Document, or as to the accuracy of any recital, statement, representation or warranty therein or in any information memorandum pertaining to any Borrower, or in any certificate or other document referred to or provided for in the Credit Agreement or any other Loan Document, or as to the title to, validity, priority, value, perfection or sufficiency of the Collateral or any Lien securing or purporting to secure all or any part of the Obligations, or any other guarantees or collateral security of any kind, or as to the financial condition of any of the Borrowers, nor shall Lender have any responsibility to Participant for any failure by any Borrower to perform its obligations under the Credit Agreement or any other Loan Document. Neither Agent nor Lender shall be required to keep Participant informed as to the performance or observance by any Borrower of the Credit Agreement or any other Loan Document, or to inspect the properties or books of any Borrower.
Agent and Lender do not assume, neither make nor have made any warranties
(except that the Lender owns all rights, titles and interests in and to the interests in the Participation Obligations being purchased by Participant pursuant to this Amended and Restated Participation Agreement and that such interests have not been encumbered or assigned by Lender to any other Person) with respect to, and shall have no liability to Participant for the repayment of all or any part of the Participation or the interest equivalent thereon except, and only to the extent, expressly set forth in this Amended and Restated Participation Agreement. Lender, Participant and by their acknowledgements below, Agent and Borrowers, acknowledge and agree that Section 11.2(e) of the Credit Agreement contains certain requirements with respect to the sale of a participation by a Lender. Lender, Agent and Borrowers hereby waive the requirement of Section 11.2(e) that Participant not be an Affiliate of Parent, and agree that the proviso following sub clause (e)(iv) thereof, which begins with the words "except that", shall not be applicable to Participant and in lieu thereof the Participation shall be governed solely by the terms and conditions of this Amended and Restated Participation Agreement.

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         7. The Obligations, the Collateral, and the Collections shall in each instance be held by each Lender in such Lender's own name or by Collateral Agent on behalf of the Lender. It is understood and agreed that the Participant shall have no right in or interest in any property taken as security for, or any offset effected with respect to, all or any part of the New Term Loans or any of the Obligations, or in any property now or hereafter in any Agent's or Lender's possession or control which may be or become security for all or any part of the New Term Loans or any of the Obligations by reason of the Credit Agreement or any other Loan Documents; PROVIDED, HOWEVER that subject to the provisions of Sections 11 and 12, Lender agrees (and so long as Lender is the sole lender under the Credit Agreement, Lender in its capacity as Collateral Agent agrees) not to amend the Credit Agreement or the other Loan Documents in order to cause the New Term Loans to be unsecured. It is understood and agreed that upon the payment in full of Lender's Share of the Obligations and the termination of all Commitments, that Participant shall thereupon have the right to have any surplus remaining from the Collections or otherwise to be remitted to the Participant and applied to the Participation and to have transferred and assigned to Participant any remaining Collateral and Lender's rights under the Loan Documents in accordance with the provisions of Sections 11and 17 hereof.

         8. If at any time after any Lender, either directly or through the Collateral Agent, has distributed any amount to the Participant on account of the Participant's interests in the Participation including, without limitation Participation Interest, any amount paid or owing to any Lender, or to the Collateral Agent, by any Borrower is subordinated, set aside, avoided, declared to be fraudulent or preferential, disallowed or recovered from such Lender or from the Collateral Agent in connection with an insolvency or bankruptcy proceeding or otherwise, the Participant agrees to refund to each such Lender, or to Collateral Agent on behalf of any such Lender, without interest, the amount thereof to the extent of the aggregate amount of any payment or distribution made by such Lender, or by the Collateral Agent on behalf of such Lender, to Participant.

9. Participant agrees that, at any time and from time to time prior to Lender's receipt of the payment in full of Lender's Share of the Obligations and the termination of all Commitments, whether or not a Default or Event of Default has occurred and is then continuing, Lender may (a) in Lender's sole and absolute discretion, continue to extend additional advances, loans, letter of credit guaranties, and other financial accommodations to any Borrower and increase the Commitments under the Loan Documents (collectively, the "ADDITIONAL LOANS"), and the Participation, the Participation Interest and the Participant's interest therein shall be subject and subordinate to such Additional Loans and in the security therefor on the same terms and conditions as are set forth herein, and
(b) apply all or any part of any proceeds of Collateral received by Lender, payments received by Lender from any Borrower, any other proceeds or payments received by Lender on account of the Obligations from any other source, any credits for any Borrower's account, and all other Collections to all or any part of the Obligations and in such order, in such amounts and in such manner as provided in the Credit Agreement (PROVIDED, HOWEVER, that such reference does not constitute, and shall not be construed to create, any obligation to or rights of Participant in respect of such provisions of the Credit Agreement).

         10. It is understood and agreed by the Participant that, in Lender's sole and absolute discretion, subject only to proper court approval, Lender may continue to extend additional advances, loans, letter of credit guaranties, and other financial accommodations to any Borrower



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after commencement and during the continuation of any case under the U.S.
Bankruptcy Code (a "BANKRUPTCY CASE") with respect to any Borrower (collectively, "POST-PETITION ADVANCES"), and the Participation, the Participation Interest and the Participant's interest therein shall be subject and subordinate to such Post-Petition Advances and in the security therefor on the same terms and conditions as are set forth herein. Further, Participant covenants and agrees, with and for the benefit of the Agent and the Lender, and as a material part of the consideration to the Agent and the Lender hereunder, without which covenants and agreements Agent and Lender would not have entered into this Amended and Restated Participation Agreement, that in connection with a Bankruptcy Case of any Borrower, Participant shall not, directly or indirectly
(a) challenge the existence, validity or priority of any Lien on any of the Collateral in favor of any of the Agent or Lender, (b) file, or cause or support the filing of, any objection to the provision of Post-Petition Advances or other debtor-in-possession financing to such Borrower by the Lender, (c) propose, vote for or otherwise support any bankruptcy plan which would have the effect of compromising, impairing or otherwise modifying the Obligations without the unanimous written consent of the Lender, or (d) seek to establish, or support in any manner the establishment of, a credit facility for the benefit of such Borrower where any of the obligations under such credit facility would have priority over any of the Obligations or any Post-Petition Advances, whether by lien, contract, court order or otherwise, except only to the extent that such credit facility is provided by the Lender.

         11. Subject only to the Right of First Refusal hereinafter set forth (to the extent applicable) Lender may, from time to time, in Lender's discretion and without notice to the Participant and without necessity of the consent of Participant, (a) amend, modify, renew and/or extend in whole or in part the Obligations, the Loan Documents, the Collateral and any guaranties therefor, including without limitation the sale, in one or more transactions, of all or any part of the Collateral for an aggregate amount less than the amount necessary to satisfy in full all of the Obligations, (b) subject to the Right of First Refusal hereinafter set forth (to the extent applicable), compromise and settle with, and release, any Borrower, or any other Person obligated on or with respect to all or any part of the Obligations, and (c) extend the Additional Loans, the Post-Petition Advances and any other advances, loans and other financial accommodations to any Borrower in excess of any formulae under the Loan Documents, all without notice to the Participant and without necessity of the consent of Participant. The Collateral Agent shall, from time to time, but not more frequently than once in any calendar quarter, after such Agent's receipt of Participant's reasonably detailed written request, furnish the Participant with copies of such other papers and documents relating to the Participation Obligations, the Obligations and the Collateral and with statements describing the status of the Participation Obligations, the Obligations and the Collateral, as the Participant may reasonably request.

         12. Subject only to the Right of First Refusal hereinafter set forth (to the extent applicable) Lender reserves and shall have the sole right, in Lender's sole and absolute discretion, to manage, perform, modify, supplement and enforce the Loan Documents, the Obligations and the Collateral, and to waive, exercise and enforce all privileges, rights and remedies exercisable or enforceable by Lender thereunder, in accordance with Lender's sole discretion and the exercise of Lender's business judgment. Without limiting the foregoing, but subject to the Right of First Refusal hereinafter set forth (to the extent applicable), Lender may, without notice or responsibility to, or necessity of consent from, the Participant, (a) exercise or


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refrain from exercising any and all of Lender's rights under or in connection with any of the Loan Documents, (b) give or withhold consents and approvals or take or omit to take any action pursuant to any Loan Document and (c) compromise, settle, adjust and in general deal in any manner with the Obligations and the Collateral as Lender may deem appropriate, upon such terms and conditions as Lender may deem appropriate. Agent and Lender shall not be liable to the Participant for any action taken or omitted. The Participant expressly releases each Agent and Lender from any and all liability and responsibility (express or implied), for any loss, depreciation of or delay in collecting or failing to realize on any Collateral, the Obligations or any guaranties therefor and for any mistake, omission or error in judgment in passing upon or accepting any Collateral or in making examinations or audits or for granting indulgences or extensions to any Borrower, any account debtor or any guarantor.

         13. Subject to the Right of First Refusal hereinafter set forth (if applicable), Lender shall have the right to sell, encumber, convey, transfer, and/or assign (collectively, a "TRANSFER") any of Lender's rights and obligations under the Credit Agreement or under this Amended and Restated Participation Agreement, PROVIDED that in connection with any such Transfer of Lender's interests under this Amended and Restated Participation Agreement, the purchaser, assignee or other transferee agrees in writing to be bound by the terms of this Amended and Restated Participation Agreement. Neither the Participation, nor any Certificate of Participation, nor Participant's interest in the Participation nor any of the individual rights or obligations of Participant hereunder may be subdivided, assigned, pledged, encumbered or otherwise transferred by the Participant without Lender's prior written consent. Subject to the foregoing, all of the terms, covenants and conditions of this Amended and Restated Participation Agreement shall be binding upon, and inure to the benefit of, each Lender's and the Participant's respective successors and assigns, but nothing contained in this Amended and Restated Participation Agreement is intended, or shall be construed, to confer upon or to give any Borrower or any other Person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Amended and Restated Participation Agreement.

         14. Lender shall, prior to (x) offering to sell to any other Person (i) all of the Obligations, (ii) any part of the Obligations (a "NEW SYNDICATION INTEREST") or (iii) a participation interest in all of any part of the Obligations ("NEW PARTICIPATION INTEREST"), or (y) offering to accept payment from any of the Borrowers of an amount that is less than the then full, outstanding amount of the Obligations in satisfaction of the Obligations (a "DISCOUNTED SATISFACTION AMOUNT"), offer to sell the same to Participant upon the following terms and conditions (collectively the "RIGHT OF FIRST REFUSAL"):
(a) Lender shall provide to Participant written notice, sent to Participant's address set forth above, of the Right of First Refusal (the "OFFER"), offering to sell all of the Obligations, the New Syndication Interest or the New Participation Interest, as applicable, to Participant, and specifying either (i) the price at which Lender intends to sell the same or (ii) the Discounted Satisfaction Amount, as applicable (the "SALE PRICE"); (b) Such offer shall remain outstanding and subject to acceptance by Participant for a period of five
(5) business days after the Date of Deemed Receipt thereof by Participant (the Date of Deemed Receipt of such Offer shall be, as applicable, (i) the date of delivery if hand-delivered, (ii) the date specified for delivery if sent by an overnight courier service or (iii) the date on which such Offer is sent by facsimile transmission to the facsimile number set forth under Participant's signature hereunder, so long as a copy thereof is also delivered, on the same

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date, to an overnight courier service for delivery on the available delivery date); (c) such Offer shall expire unless (i) accepted in writing by Participant, without any additional terms or conditions and (ii) such written acceptance is actually delivered to Lender not later than 5:00 p.m. (Atlanta time) on the fifth (5th) business day after the Date of Deemed Receipt; and (d) an Offer accepted in accordance with the foregoing terms, and any contract formed thereby, shall be deemed terminated without any action or notice by or to, nor payment or penalty due from or to, either Lender or Participant unless, not later than 5:00 p.m. (Atlanta time) on the tenth (10th) business day after the Date of Deemed Receipt, Participant shall tender to the Lender good funds in the amount of the Right of First Refusal Purchase Price (hereinafter defined) and, if any Letter of Credit is then outstanding under the Credit Agreement, a Supporting Letter of Credit in the amount and otherwise on the terms set forth in Section 1.4(g) of the Credit Agreement, conditioned only upon receipt of an executed Assumption and Assignment Agreement, generally in the form attached as EXHIBIT E to the Credit Agreement or, if done in connection with a New Participation Interest, an executed Participation Agreement in the form hereof. For purposes hereof, the term "Right of First Refusal Purchase Price" shall mean the lesser of (i) the Sale Price or (ii) the then full outstanding amount of the Lender's Share of the Obligations. At any time within sixty (60) days after either (i) the expiration of an Offer without acceptance, or (ii) the termination of a contract formed by an Offer accepted in accordance with the foregoing terms and conditions, pursuant to subsection (d), above, Lender may, without any notice to Participant, either (m) sell all of the Obligations, the New Syndicated Interest or the New Participation Interest, as applicable, for any amount equal to or greater than the Sale Price (subject only to the requirement that any such transferee agree to be bound by the terms of this Amended and Restated Participation Agreement) or (n) accept payment from any Borrower in an amount equal to or greater than the Discounted Satisfaction Amount in full satisfaction of all of the Obligations.

         15. This Amended and Restated Participation Agreement and each Certificate of Participation shall be governed by and construed in accordance with the laws and decisions of the State of Georgia.

         16. The Participant represents and warrants to Agent and Lender that
(a) Participant does not consider the acquisition of its junior participation interest hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 or Rule 10b-5 promulgated thereunder, any other applicable securities statute or law, or any rule or regulation under any of the foregoing (collectively, as amended, the "Acts"); (b) Participant has no expectation that Participant will derive profits from the efforts of any Agent or Lender or any third party in respect of the acquisition of Participant's junior participation interest hereunder excepting interest related to the Participation; (c) acquisition of such junior participation interest merely constitutes a commercial transaction by Participant with Lender regarding Participant's acquisition of a junior participation interest in the Participation Obligations and does not represent an "investment" (as that term is commonly understood) in any Agent, any Lender or any Borrower; (d) Participant is purchasing such Participant's junior participation interest in the Participation Obligations hereunder for Participant's own account and risk, and not with a view or in connection with any subdivision, resale, or distribution thereof, (e) Participant engages in commercial transactions (including transactions of the nature contemplated herein and in the Credit Agreement), can bear the economic risk related to the purchase of the junior participation interest hereunder, and has had access to all information deemed necessary by Participant in making Participant's decision whether or not to purchase the same, and (f) Participant will hold the junior participation interest in the Participation Obligations hereunder solely in the name of, and for the sole benefit of, Participant, and not jointly or severally with, or on behalf of, any other Person. Further, no amount paid by Participant to purchase Participant's junior participation interest in the Participation Obligations shall be considered a loan by Participant to any Lender, nor an investment of any nature or kind.

         17. Subject only to the Right of First Refusal set forth in Section 14 hereof, at any time and from time to time, Lender may sell additional participations in Obligations other than the Participation Obligations (all of which shall be deemed included within Lender's Share of the Obligations and shall be deemed to be Senior Participations for all purposes hereof), upon such terms and conditions as may be determined by Lender in Lender's sole and absolute discretion, and nothing herein shall in any way be construed to limit, restrict or prohibit Lender's right to do so. Participant's junior participation interest in the Participation Obligations (and in the Collateral and the Collections) is and shall remain in all respects junior and subordinate to Lender's Share of the Obligations, and to the receipt by Lender of the payment in full of Lender's Share of the Obligations and the termination of all Commitments, which Participant acknowledges and agrees includes and will include Lender's interests in the Obligations, and each other participation interest in the Obligations, other than the junior participation interests included within the Participation, now or hereafter granted and sold by Lender (all such participation interests, other than the Participation and the junior participation interests therein held by the Participant, being herein called the "SENIOR PARTICIPATIONS" and each owner of a Senior Participation being herein called a "SENIOR PARTICIPANT"), and, accordingly, Lender, for itself and the benefit of all the Senior Participants, shall first be repaid in full the full amount of Lender's Share of the Obligations prior to any payment, repayment or distribution on account of or with respect to the Participation other than interest payments on the Participation payable to Participant in accordance with
SECTION 3 hereof.

         18. Upon payment in full in immediately available funds of all principal, interest and charges with respect to Lender's Share of the Obligations, the satisfactory cash collateralization of all outstanding Obligations in respect of Letters of Credit and the termination of all Commitments, but subject to assumption by the Participant of all of Lender's rights, duties and obligations with respect to all of the Loan Documents (pursuant to a form of assignment and assumption agreement reasonably acceptable to, and executed and delivered by, Participant and Lender (the "ASSUMPTION AGREEMENT")), and the receipt of a full, complete and unconditional release from all Borrowers on terms acceptable to Agent and Lender in their respective sole and absolute discretion, Lender will effect settlement thereof and will, promptly after receipt of written request from the Participant, assign to the Participant, pursuant to the Assumption Agreement and for consideration of $0, all of the Lender's rights in the Obligations and the Collateral, if any, for the Obligations and Lender's rights with respect thereto without representations, warranties or recourse of any kind or nature whatsoever except to the extent, if any, expressly set forth in the Assumption Agreement, but nothing in this Section 18 shall diminish the rights and privileges of Lender described in Section 11 or Section 12 of this Amended and Restated Participation Agreement.

         19. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN THE CONNECTION WITH THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT AND FURTHER HEREBY WAIVE ANY RIGHT OF OFFSET OR RIGHT TO INTERPOSE ANY COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) IN ANY SUCH ACTION. THE PARTIES HERETO EXPRESSLY SUBMIT IN ADVANCE TO THE NONEXCLUSIVE JURISDICTION OF THE COBB COUNTY SUPERIOR COURT, IN THE STATE OF GEORGIA, OR TO THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA IN ANY ACTION OR PROCEEDING RELATING TO ANY CLAIM, DISPUTE OR OTHER MATTER PERTAINING DIRECTLY OR INDIRECTLY TO THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT.

         20. At Lender's option and in Lender's sole and absolute discretion, Lender may at any time repurchase the Participation from the Participant by paying to Participant the outstanding amount of Participant's share of the Participation, together with Participant's share of the interest attributable to Participant's share of the Participation to the date of such repurchase. This Amended and Restated Participation Agreement shall thereupon terminate; PROVIDED, HOWEVER, that the termination shall not affect the respective rights, duties or obligations of any party incurred prior to the effective date of such termination. Notwithstanding the foregoing or any other provision of this Amended and Restated Participation Agreement, in no event shall any Lender have any obligation to repurchase the Participation or any part thereof or any interest therein, whether upon or by reason of the occurrence, existence or absence of any Default or Event of Default, or otherwise for any other reason or in any other circumstance. For so long as Lender is the sole Lender under the Credit Agreement, at Participant's option and in Participant's sole and absolute discretion, Participant may, upon at least thirty (30) but not more than forty-five (45) days prior written notice in the form of a binding offer, purchase from Lender all (but not less than all) of Lender's Share of the Obligations for a purchase price, payable by wire transfer of cash to an account designated by Lender, equal to the sum of (i) the entire outstanding amount of the Lender's Share of the Obligations as of the date on which the purchase price is tendered by Participant PLUS (ii) an amount equal to Sixty-two & 1/2% of the Early Termination Fee that would have been payable by Borrowers if Borrowers had terminated the Credit Agreement as of the date of such purchase.

         21. Neither the execution of this Amended and Restated Participation Agreement, nor the purchase or other acquisition by Participant of an undivided interest in the Participation, nor any of the transactions contemplated hereby, is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture between Participant and any Agent or Lender.

         22. This Amended and Restated Participation Agreement and the Certificates of Participation (a) may not be amended, modified or terminated (orally or by any course of dealing or otherwise), except by an agreement in writing signed by Participant and Lender and acknowledged by Agent, (b) shall remain in full force and effect until all Obligations (including any Post-Petition Advances) are paid in full and the Credit Agreement is terminated, unless, prior thereto, Lender, in its discretion, determines to repurchase the Participation pursuant to the provisions of SECTION 20 hereof, (c) shall be governed by and construed in accordance with the laws of the State of Georgia and (d) supercedes any prior negotiations or discussions or communications between or among Agent, Lender and the Participant, and constitutes the entire agreement between Lender, on the one hand, and Participant, on the other, with respect to the Obligations, the Participation, the Participation Obligations, the Collateral, and the Loan Documents. This Amended and Restated Participation Agreement amends and restates that certain Participation Agreement between Collateral Agent and Participant dated as of October 31, 2003.

         23. This Amended and Restated Participation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Facsimile signatures shall be effective as originals.

         24. Except for the specific notice provisions set forth as part of the Right of First Refusal hereinabove, all notices and confirmations hereunder by Collateral Agent or any Lender to the Participant shall be deemed given if addressed to the applicable address for the Participant set forth below, and sent by registered or certified mail, return receipt requested, or sent by facsimile, and all notices and requests hereunder by the Participant to Lender shall be deemed given if addressed to Lender in care of the Collateral Agent at such Agent's address set forth above and directed to the attention of Mr. Ken Butler and sent by certified or registered mail, return receipt requested, or sent by facsimile.

                  [Remainder of Page Intentionally Left Blank]

         If the foregoing correctly sets forth the arrangement between Lender and Participant, please indicate Participant's confirmation thereof and Participant's acceptance of the terms of this Amended and Restated Participation Agreement by signing and returning to Lender, in care of the Collateral Agent, the enclosed copy hereof, whereupon this Amended and Restated Participation Agreement shall become effective and be binding as between Lender and Participant, and (without prejudice to SECTION 13 above) the respective successors and assigns of Lender and the respective permitted assigns of Participant.

                                           Very truly yours,


                                           THE CIT GROUP/BUSINESS CREDIT, INC.,
                                           as Lender


                                           By: /s/ Kenneth B. Butler
                                           Name: Kenneth B. Butler
                                           Title: Vice President

                                           Address:    900 Ashwood Parkway
                                                       Suite 610
                                                       Atlanta, GA 30338

ACKNOWLEDGED AND AGREED TO:

"PARENT"

MILLER INDUSTRIES, INC.


By:  /s/ J. Vincent Mish
   ------------------------------
         J. Vincent Mish
         Chief Financial Officer


"SUBSIDIARY MILLER BORROWERS"

APACO, INC.
B&B ASSOCIATED INDUSTRIES, INC.
CHEVRON, INC.
CENTURY HOLDINGS, INC.
CHAMPION CARRIER CORPORATION
COMPETITION WHEELIFT, INC.
GOLDEN WEST TOWING EQUIPMENT INC.
KING AUTOMOTIVE & INDUSTRIAL
     EQUIPMENT, INC.
     [CONTINUED ON NEXT PAGE]

MID AMERICA WRECKER & EQUIPMENT
     SALES, INC. OF COLORADO
MILLER FINANCIAL SERVICES GROUP,
     INC.
MILLER/GREENEVILLE, INC.
MILLER INDUSTRIES DISTRIBUTING, INC.
MILLER INDUSTRIES INTERNATIONAL,
     INC.
MILLER INDUSTRIES TOWING
     EQUIPMENT INC.
PURPOSE, INC.
SONOMA CIRCUITS, INC.
SOUTHERN WRECKER CENTER, INC.
SOUTHERN WRECKER SALES, INC.


By:  /s/ J. Vincent Mish
    ------------------------------------------------
         J. Vincent Mish
         Vice President and Attorney-in-Fact of each
            entity listed above

"SUBSIDIARY ROADONE BORROWERS"

AETEX, INC., F/K/A A-EXCELLENCE TOWING CO.
ALL AMERICAN TOWING SERVICES, INC.
B-G TOWING, INC.
BEAR TRANSPORTATION, INC.
BTRCX, INC. F/K/A BERT'S TOWING RECOVERY
      CORPORATION
BBSX, INC. F/K/A BOB BOLIN SERVICES, INC.
BASIEX, INC. F/K/A BOB'S AUTO SERVICE, INC.
BTRX, INC.
BVSWS, INC. F/K/A BOB VINCENT AND SONS
      WRECKER SERVICE, INC.
CAL WEST TOWING, INC.
CBTX,INC., F/K/ACEDAR BLUFF 24 HOUR
      TOWING, INC.
CCASX, INC.
CEX, INC., F/K/A CHAD'S INC.
CVDC, F/K/A CLEVELAND VEHICLE DETENTION
      CENTER, INC.
D.A. HANELINE, INC.
DVREX, INC.
DOLLAR ENTERPRISES, INC.
DSX, INC., F/K/A DUGGER'S SERVICES, INC.
      [CONTINUED ON NEXT PAGE]

GMAR, INC., F/K/A GOOD MECHANIC AUTO CO.
      OF RICHFIELD, INC.
GREAT AMERICA TOWING, INC.
GREG'S TOWING, INC.
HTX, INC.
LTSX, INC., F/K/A LAZER TOW SERVICES, INC.
LASX, INC.
LWKR, INC.
MAEJO, INC.
MEL'S ACQUISITION CORP.
MGEX, INC.
MSTEX, INC.
MTSX INC.
MURPHY'S TOWING, INC.
P.A.T., INC.
PEX, INC., F/K/A/ PIPES ENTERPRISES, INC.
RMA ACQUISITION CORP.
RRIC ACQUISITION CORP.
RSX, INC., F/K/A RECOVERY SERVICES,
ROAD ONE, INC.
ROADONE EMPLOYEE SERVICES, INC.
ROAD ONE INSURANCE SERVICES, INC.
ROAD ONE SERVICE, INC.
ROAD ONE SPECIALIZED TRANSPORTATION,
      INC.
ROADONE TRANSPORTATION AND LOGISTICS,
      INC.
R.M.W.S., INC.
SWSX, INC. (F/K/A SUBURBAN WRECKER
      SERVICE, INC.)
TEXAS TOWING CORPORATION
TPCTH, INC.
TREASURE COAST TOWING, INC.
TREASURE COAST TOWING OF MARTIN
      COUNTY, INC.
TSSC, INC., F/K/A TRUCK SALES & SALVAGE
      CO., INC.
TWSX, INC.
WSX, INC., F/K/A WES'S SERVICE INCORPORATED
WTX, INC. (F/K/A WILTSE TOWING, INC.)
WTC, INC.
WTEX, INC.

     [CONTINUED ON NEXT PAGE]

ZTRX, INC., F/K/A ZEHNER TOWING &
RECOVERY, INC.


By:       /s/ J. Vincent Mish
         --------------------------------------------
         J. Vincent Mish
         Vice President and Attorney-in-Fact of each
            entity listed above


ACKNOWLEDGED AND AGREED TO
SOLELY FOR PURPOSES OF SECTION 6
HEREOF AND THOSE OTHER PROVISIONS
HEREOF WHICH EXPRESSLY REFERENCE
AGENT

"COLLATERAL AGENT"

THE CIT GROUP/BUSINESS CREDIT, INC., as
the Collateral Agent


By: /s/ Kenneth B. Butler
Name: Kenneth B. Butler
Title: Vice President

         The undersigned party confirms that the foregoing correctly sets forth the arrangement between such undersigned party (acting as an individual and not as an officer, director, agent or representative of any of the Borrowers or any other Person) and Lender with respect to the Participation and the interest of such undersigned party therein, and such undersigned party hereby accepts and agrees to the terms of this Amended and Restated Participation Agreement.

                                  By:   /s/ William G. Miller
                                     ----------------------------------------
                                          William G. Miller, as Participant

                                  Address: 5025 Harrington Road
                                             Alpharetta, Georgia 30022

                                   Telephone:
                                   Facsimile:

                                    EXHIBIT A


December ___, 2003
         ----


                          CERTIFICATE OF PARTICIPATION

FOR VALUE RECEIVED, Lender has on the date of this certificate sold to WILLIAM
G. MILLER (the "PARTICIPANT"), whose address is 5025 Harrington Road, Alpharetta, Georgia 30022, without recourse on or warranty, express or implied by Lender (except that the Lender owns all rights, titles and interests in and to the interests in the Participation Obligations purchased by Participant pursuant to the Amended and Restated Participation Agreement and that such interests have not been encumbered or assigned by Lender to any other Person), a junior participation (the "PARTICIPATION") of Ten Million Dollars ($10,000,000) in the principal amount of the "Participation Obligations," as defined and described in the Amended and Restated Participation Agreement dated as of the date hereof between Lender and the Participant (the "AMENDED AND RESTATED PARTICIPATION AGREEMENT," with capitalized terms used herein and not otherwise defined having the respective meanings ascribed to such terms in the Amended and Restated Participation Agreement), relating, in part, to the Credit Agreement among Lender and Borrowers.

         This Certification of Participation is issued by the Lender pursuant to
SECTION 1 of, and the junior participation interest evidenced hereby is in all respects subject to the terms and conditions of, the Amended and Restated Participation Agreement, to which reference is hereby made for all purposes. This Certificate of Participation evidences an undivided interest in the Participation.


                                      THE CIT GROUP/BUSINESS CREDIT, INC., as
                                      Lender


                                      By:_________________________________
                                      Name: ______________________________
                                      Title: _____________________________